Exhibit 4.5

                                                                  EXECUTION COPY


            AMENDMENT No. 3, dated as of November 4, 1996 (this "Amendment"), to the Credit Agreement, dated as of March 20, 1996, as hereby or hereafter amended, supplemented or otherwise modified, the "Credit Agreement"), among Riverwood International Corporation (as successor to RIC Holding, Inc.) (the "Parent Borrower"), the Foreign Subsidiary Borrowers (as therein defined), the several banks and other financial institutions parties to the Credit Agreement (the "Lenders") and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

            WHEREAS, the Parent Borrower has requested that the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders agree to amend subsection 8.7(d) of the Credit Agreement; and

            WHEREAS, the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders are willing to agree to the requested amendment but only on the terms and conditions contained herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

            A. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

            B. Amendment of Subsection 8.7(d) (Limitation on Dividends). Subsection 8.7(d) of the Credit Agreement is hereby amended by deleting the last proviso contained therein (which proviso was added in Amendment No.2, dated as of September 17, 1996) in its entirety and substituting in place thereof the following:

      "provided, further, that the cash dividends paid in respect of repurchases from Management Investors shall not exceed in the aggregate during each fiscal year of Holding set forth below the amount set forth opposite such fiscal year below:

               Fiscal Year                      Amount
               -----------                      ------

                  1996                        $4,000,000
                  1997                        $4,000,000
                  1998                        $5,000,000
                  1999 and thereafter         $6,000,000

            C. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

            1. Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Parent Borrower and consented to by the Combined Required Lenders.

            2. Reaffirmation of Guarantees. The Administrative Agent shall have received a reaffirmation of the Holding Guarantee and the Subsidiaries Guarantee executed by Holding and the Domestic Subsidiaries, respectively, forms of which are attached hereto as Exhibit A and Exhibit B, respectively.

            D.  Representations and Warranties.

            In order to induce the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders to enter into this Amendment, the Parent Borrower hereby represents and warrants to the Administrative Agent and such lenders as follows:

            The representations and warranties of the Parent Borrower contained in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (after giving effect hereto) as if made on and as of the Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Credit Agreement" in such Section 5 shall be and are deemed to mean this Amendment as well as the Credit Agreement as amended hereby.

            E.  Miscellaneous.

            1. Effective Date. As used in this Amendment the term "Amendment Effective Date" shall mean the date on which all conditions precedent pursuant to Section C hereof shall have been satisfied.

            2. Applicable Law and Jurisdiction. This Amendment has been executed and delivered in New York, New York, and the rights and obligations of the parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

            3. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            4. Fees and Expenses. The Parent Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Simpson Thacher & Bartlett.

            5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parent Borrower and its successors and assigns, and upon the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders and their successors and assigns. The execution and delivery of this Amendment by any Lender shall be binding upon its successors and assigns.

            6. Continuing Effect. Except as expressly amended and waived hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent, the Lenders or the Machinery Credit Agreement Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                         RIVERWOOD INTERNATIONAL CORPORATION


                                         By:___________________________________
                                            Title:


                                         THE CHASE MANHATTAN BANK (formerly
                                         known as Chemical Bank), as
                                         Administrative Agent, Swing Line
                                         Lender, Issuing Lender and Lender


                                         By:___________________________________
                                            Title:


Consented to:

ACADIA PARTNERS, L.P.

      By:   Acadia FW Partners, L.P.
            as General Partner of Acadia
            Partners, L.P.

            By:   Acadia MGP, Inc. as
                  Managing General
                  Partner of the General
                  Partner


            By:______________________________
               Title:

AERIES FINANCE LTD.


By:_______________________________
   Title:


ARAB AMERICAN BANK


By:_______________________________
   Title:

BHF-BANK AKTIENGESELLSCHAFT


By:________________________________
   Title:


By:________________________________
   Title:


BANCO ESPIRITO SANTO e COMERCIAL
      de LISBOA, NASSAU BRANCH


By:________________________________
   Title:


By:________________________________
   Title:


BANK OF AMERICA ILLINOIS


By:________________________________
   Title:


BANK OF MONTREAL


By:________________________________
   Title:


THE BANK OF NOVA SCOTIA


By:________________________________
   Title:


BANK OF TOKYO-MITSUBISHI, LTD.


By:________________________________
   Title:

THE BANK OF NEW YORK


By:________________________________
   Title:


BANQUE NATIONALE DE PARIS


By:________________________________
   Title:


By:________________________________
   Title:



BANQUE WORMS CAPITAL CORPORATION


By:________________________________
   Title:


By:________________________________
   Title:


BZW DIVISION OF BARCLAYS BANK PLC


By:________________________________
   Title:


CAPTIVA FINANCE LTD.


By:________________________________
   Title:


CHL HIGH YIELD LOAN PORTFOLIO,
  a unit of The Chase Manhattan Bank


By:________________________________
   Title:

CIBC INC.


By:________________________________
   Title:


CERES FINANCE, LTD.


By:________________________________
   Title:


CHRISTIANIA BANK OG KREDITKASSE


By:________________________________
   Title:


By:________________________________
   Title:

CITIBANK


By:________________________________
   Title:


CoBANK, ACB


By:________________________________
   Title: CoBANK, ACB


[COMERICA BANK


By:________________________________
   Title:]


COMPAGNIE FINANCIERE DE CIC ET
  DE L'UNION EUROPEENNE


By:________________________________
   Title:


By:________________________________
   Title:

CREDIT AGRICOLE


By:________________________________
   Title:


COOPERATIEVE CENTRALE
  RAIFFEISEN-BOERENLEENBANK B.A.,
  "RABOBANK NEDERLAND", NEW YORK BRANCH


By:________________________________
   Title:


By:________________________________
   Title:


CREDITANSTALT-BANKVERIEN


By:________________________________
   Title:


By:________________________________
   Title:


CREDIT SUISSE


By:________________________________
   Title:


By:________________________________
   Title:


DLJ CAPITAL FUNDING, INC.


By:________________________________
   Title:


THE FIRST NATIONAL BANK OF CHICAGO


By:________________________________
   Title:

FIRSTRUST BANK


By:________________________________
   Title:


FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA


By:________________________________
   Title:


THE FUJI BANK, LIMITED,
  ATLANTA AGENCY


By:________________________________
   Title:


GOLDMAN SACHS CREDIT PARTNERS


By:________________________________
   Title:


HIBERNIA NATIONAL BANK

By:________________________________
   Title:


IMPERIAL BANK


By:________________________________
   Title:


INDOSUEZ CAPITAL FUNDING II, LTD.

By: Indosuez Capital, as Portfolio Advisor


By:________________________________
   Title:

ING CAPITAL CORPORATION


By:________________________________
   Title:


ING CAPITAL ADVISORS, INC.


By:________________________________
   Title:


KEYPORT LIFE INSURANCE COMPANY

By:  Chancellor Senior Management, Inc.
        as Portfolio Advisor


By:________________________________
   Title:


MEDICAL LIABILITY MUTUAL INSURANCE COMPANY

By:  Chancellor Senior Secured Management, Inc.
     as Investment Manager


By:________________________________
   Title:


MELLON BANK, N.A.


By:________________________________
   Title:


MERRILL LYNCH PRIME RATE PORTFOLIO
By: Merrill Lynch Asset Management, L.P.,
       as Investment Advisor


By:________________________________
   Title:

MERRILL LYNCH SENIOR FLOATING RATE
  FUND, INC.


By:________________________________
   Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:________________________________
   Title:


MIDLAND BANK PLC, NEW YORK BRANCH


By:________________________________
   Title:


THE MITSUBISHI TRUST AND BANKING
  CORPORATION


By:________________________________
   Title:


MORGAN GUARANTY TRUST CO.


By:________________________________
   Title:


MORGAN STANLEY SENIOR FUNDING INC.


By:________________________________
   Title:


NATIONAL BANK OF KUWAIT


By:________________________________
   Title:

NATIONAL CITY BANK


By:________________________________
   Title:


NATIONSBANK, N.A.


By:________________________________
   Title:


NEW YORK LIFE INSURANCE AND ANNUITY
  CORPORATION


By:________________________________
   Title:


NEW YORK LIFE INSURANCE
  COMPANY


By:________________________________
   Title:


ORIX USA CORPORATION


By:________________________________
   Title:


PNC BANK, NATIONAL ASSOCIATION


By:________________________________
   Title:


PILGRIM AMERICA PRIME RATE TRUST


By:________________________________
   Title:

PROTECTIVE LIFE INSURANCE COMPANY


By:________________________________
   Title:


RESTRUCTURED OBLIGATIONS BACKED
  BY SENIOR ASSETS B.V.

By:  Chancellor Senior Management, Inc.
        as Portfolio Advisor


By:________________________________
   Title:


SENIOR DEBT PORTFOLIO
By: Boston Management and Research,
   as Investment Advisor

By:________________________________
   Title:


SENIOR HIGH INCOME PORTFOLIO, INC.


By:________________________________
   Title:


SOCIETE GENERALE


By:________________________________
   Title:


SOUTHERN PACIFIC THRIFT & LOAN
  ASSOCIATION


By:________________________________
   Title:


STRATA FUNDING LTD.


By:________________________________
   Title:

TORONTO DOMINION (TEXAS), INC.


By:________________________________
   Title:


WELLS FARGO BANK, N.A.


By:________________________________
   Title:


THE YASUDA TRUST BANKING COMPANY,
  LTD.


By:________________________________
   Title:

                       REAFFIRMATION OF HOLDING GUARANTEE

            The undersigned hereby (i) acknowledges receipt of a copy of, and hereby consents to the matters set forth in, the foregoing Amendment and (ii) ratifies and confirms in all respects its obligations under the Holding Guarantee (as defined in such Amendment).


Dated as of:  November __, 1996


                                             RIVERWOOD HOLDING, INC.


                                             By: _________________________
                                                 Title:

                     REAFFIRMATION OF SUBSIDIARIES GUARANTEE

            The undersigned hereby (i) acknowledge receipt of a copy of, and hereby consent to the matters set forth in, the foregoing Amendment and (ii) ratify and confirm in all respects their obligations under the Subsidiaries Guarantee (as defined in such Amendment).


                                     Dated as of:  November __, 1996


                                     NEW RIVER TIMBER, INC.


                                     By:___________________________
                                        Title:


                                     SLEVIN SOUTH COMPANY


                                     By:___________________________
                                        Title:


                                     RIVERWOOD INTERNATIONAL
                                       ENTERPRISES, INC.


                                     By:___________________________
                                        Title:


                                     RIVERWOOD INTERNATIONAL
                                     MACHINERY, INC.


                                     By:___________________________
                                      Title:


                                     PINE PIPELINE, INC.


                                     By:___________________________
                                        Title:

                                     RIVERWOOD SWEDISH INVESTMENTS,
                                     INC.


                                     By:___________________________
                                        Title: